UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 25, 2008

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office and zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On March 25, 2008, the Board of Directors of Tetra Tech, Inc. (the “Company”) approved and adopted Change of Control Agreements with each of Mr. Dan L. Batrack, the Company’s Chief Executive Officer and Chief Operating Officer, Mr. Sam W. Box, the Company’s President, Mr. David W. King, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, and Mr. Donald I. Rogers, Jr., the Company’s Senior Vice President and President of the Remediation and Construction Group (collectively, the Company’s “named executive officers”).

The following is a brief summary of the material terms of the Change of Control Agreements.  This description of the Change of Control Agreements is qualified in its entirety by reference to the actual Change of Control Agreement entered into with Mr. Batrack, which is filed as Exhibit 10.1 to this Form 8-K, and, with respect to the other named executive officers, to the form of Change of Control Agreement, which is filed as Exhibit 10.2 to this Form 8-K, and are hereby incorporated by reference.

Each of these agreements is effective as of March 25, 2008 and has a five-year term.  The agreements provide that if the named executive officer’s employment is terminated by the Company without cause or by the named executive office with good reason, in each case, in connection with or within two years of a change of control that occurs during the term of the agreement, the Company will pay or provide severance pay equal to two times (in the case of Mr. Batrack) and one times (in the case of the other named executive officers) the sum of the named executive officer’s base salary and target bonus for the year of termination (regardless of actual performance) and a pro-rata target bonus for the year of termination (regardless of actual performance), based on the number of days the named executive officer worked during the fiscal year.  If the employment of the named executive officer is terminated due to his death or disability, he will also be entitled to receive this pro-rata bonus for the year of termination.  In addition, upon the occurrence of a change of control, all outstanding unvested stock options and restricted shares held by these executives will vest in full, subject to their remaining employed by the Company on such date.

The payments and benefits provided for under the Change of Control Agreements will be reduced to the extent that they would result in triggering excise taxes under Section 4999 of the Internal Revenue Code (or be within $1,000 of doing so), unless the named executive officer would be better off by at least $50,000 on an after-tax basis, after taking into account all taxes, receiving the full amount of the payments and benefits. In this case, the payment and benefits will not be reduced.  In no event is the Company obligated to provide any tax gross-up or similar payment to the named executive officer.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title
10.1	Change of Control Agreement with Dan L. Batrack, dated March 26, 2008
10.2	Form of Change of Control Agreement, dated March 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	March 28, 2008	By:	/s/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer